UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On July 10, 2023, the Board of Directors (the “Board”) of Energy Recovery, Inc. (the “Registrant”) appointed Mr. David Moon and Mr. Colin Sabol to its Board. With the appointment of Messrs. Moon and Sabol, the Registrant’s Board consists of seven (7) directors. There are no arrangements or understandings between Messrs. Moon and Sabol and any other persons pursuant to which they were selected as a director. Messrs. Moon and Sabol will receive the same compensation (pro-rated for their actual service) and indemnification as the Registrant’s other non-employee directors. There are no family relationships between Messrs. Moon and Sabol and any of the officers or directors of the Registrant. There are no transactions between Messrs. Moon and Sabol and the Registrant that would be reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing the appointment of Messrs. Moon and Sabol is furnished as Exhibit 99.1 hereto.
On July 25, 2023, Mr. Moon was assigned to serve on the Nominating and Corporate Governance Committee and the Audit Committee, and Mr. Sabol was assigned to serve on the Nominating and Corporate Governance Committee and the Compensation Committee.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Energy Recovery on July 10, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	October 20, 2023	By:	/s/ William Yeung
William Yeung
Chief Legal Officer